Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS 2019 THIRD QUARTER RESULTS
Cambria hotels expanded rooms by over 20%

ROCKVILLE, Md. (Nov. 5, 2019) - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest hotel companies, today reported its results for the three months ended September 30, 2019. Highlights include:

•	Net income was $76.2 million for the third quarter 2019, representing diluted earnings per share (EPS) of $1.36.

•	Adjusted net income, excluding certain items described in Exhibit 6, increased 9% to $76.5 million from the third quarter 2018.

•	Adjusted EPS was $1.37, a 10% increase from the third quarter 2018.

•	The company exceeded the top end of its third quarter 2019 adjusted EPS guidance by $0.08 per share and raised its full year adjusted EPS guidance.

•	Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for the third quarter were $111.0 million, an increase of 7% from the same period of 2018.

•	The company’s upscale, midscale, and extended stay segments reported a 3.1% aggregate increase in unit growth compared to the 2018 third quarter.

•	The company’s Board of Directors approved an increase in the company's share repurchase authorization by approximately 2.3 million shares, bringing the total program to 4.0 million shares authorized.

Additionally, during the third quarter of 2019, the company continued to strengthen its presence in the higher growth and more revenue intense upscale, midscale and extended stay chain scale segments. In particular, the company:

•	Achieved 13% growth in the number of domestic rooms in its upscale brands, Cambria and Ascend, as of September 30, 2019, from the third quarter 2018.

•
Installed the 500th new sign for newly refreshed Comfort hotels, announcing to guests the significant transformation of the brand. Under this $2.5 billion transformation of the brand, revenue per available room (RevPAR) for Comfort hotels that have completed renovations outpaced their competitive set by 60 basis points and franchise agreements awarded in 2019 are expected to generate higher revenues throughout the life of the contracts, compared to the pipeline of the same period of the prior year period.

•
Continued its leadership in the midscale segment with 25 Clarion Pointe franchise agreements awarded year-to-date, bringing the number of Clarion Pointe hotels open or awaiting conversion to 45 hotels. Additionally, the Sleep Inn brand achieved 2.6% growth in the number of domestic hotels and 10% domestic pipeline growth, bringing the total Sleep Inn pipeline to 150 hotels.

•	Expanded the number of domestic hotels in its extended stay brands to nearly 400, a 10% increase from September 30, 2018, and increased the extended stay domestic pipeline by 11% to over 250 hotels.

“We’re pleased to report another quarter of strong financial performance and a positive outlook for the growth of the business,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “We are successfully leveraging our strong customer base and growing our franchising platform to drive revenue in high-value segments. Specifically, Cambria is leading the evolution of our portfolio to become more revenue intense by attracting business travelers in top RevPAR markets. Our investments in Cambria are not only driving the brand’s growth, but also benefitting the entire portfolio through new technology, increased brand recognition, and other key franchisee resources.”

Additional details from the company’s 2019 third quarter results are as follows:

Revenues

•	Total revenues for the three months ended September 30, 2019 were $310.7 million, an increase of 7% from total revenues reported for the same period of 2018.

•	Total revenues, excluding marketing and reservation system fees, for the third quarter increased 10% over the prior year comparable period to $153.7 million.

•	Domestic royalty fees for the third quarter totaled $107.8 million, a 3% increase from the third quarter 2018.

•	The company’s effective domestic royalty rate increased 12 basis points to 4.84% for the third quarter, compared to the same period of the prior year.

•	Domestic systemwide revenue per available room (RevPAR) declined 0.7% for the third quarter, compared to the same period of the prior year.

•	Procurement services revenue increased 27% in the third quarter to $14.8 million, compared to the same period of the prior year.

Development

•	International hotels and rooms, as of September 30, 2019, increased 4.1% and 4.5%, respectively, from September 30, 2018.

•	The number of domestic hotels and rooms, as of September 30, 2019, both increased 1.8% from September 30, 2018.

•	The company awarded 100 domestic franchise agreements in the third quarter of 2019.

•	The company’s total domestic pipeline awaiting conversion, under construction, or approved for development increased to 975 hotels and 82,390 rooms as of September 30, 2019.

•	The new-construction domestic pipeline totaled 741 hotels as of September 30, 2019, a 5% increase from September 30, 2018.

•	The company’s total international pipeline of hotels awaiting conversion, under construction, or approved for development totaled 94 as of September 30, 2019 versus 82 hotels as of September 30, 2018.

Use of Cash Flows

Dividends
During the nine months ended September 30, 2019, the company paid cash dividends totaling approximately $36 million. Based on the current quarterly dividend rate of $0.215 per share of common stock, the company expects to pay dividends totaling approximately $48 million during 2019.

Stock Repurchases
During the nine months ended September 30, 2019, the company repurchased approximately 0.6 million shares of common stock for approximately $45 million under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. As of September 30, 2019, the company had authorization to purchase up to 4.0 million additional shares of common stock under its share repurchase program.

Hotel Development & Financing
The company has allocated up to $725 million to its program that encourages growth of the upscale Cambria Hotels brand. Investments under this program may include joint-venture investments, forgivable key-money loans, senior mortgage loans, development loans and mezzanine lending, as well as hotel ownership and the operation of a land-banking program. With respect to lending, hotel ownership and joint-venture investments, the company generally expects to recycle these investments within a five-year period.

Aligned with the continued investment in accelerating Cambria’s development, in the beginning of the third quarter, the company redeemed a third party’s remaining equity stake in joint ventures that held four key Cambria hotels. These hotels not only provide a strategic benefit to the brand but are also expected to generate financial returns for the company’s shareholders. The company does not anticipate owning these hotels on a permanent basis and will consider a sale to a franchisee in the future.

As of September 30, 2019, the company had approximately $555 million reflected on its consolidated balance sheet pursuant to the Cambria financial support activities.

Outlook
The adjusted numbers in the company’s outlook below exclude the net surplus or deficit generated from the company’s marketing and reservation system activities, the gain (loss) on sale and impairment of assets as well as other items. See Exhibit 7 for the calculation of adjusted forecasted results and the reconciliation to the comparable GAAP measures.

•	Net income for full-year 2019 is expected to range between $209 million and $213 million, or $3.74 and $3.80 per share.

•	Adjusted EPS for full-year 2019 is expected to range between $4.21 and $4.27. The company expects full-year 2019 adjusted net income to range between $235 million and $239 million.

•	Fourth quarter 2019 adjusted EPS is expected to range between $0.82 and $0.86.

•	Adjusted EBITDA for full-year 2019, including owned hotel operations, is expected to range between $362 million and $365 million.

•
The company’s outlook for adjusted EBITDA and adjusted EPS is based on the current number of shares of common stock outstanding and, therefore, do not reflect any subsequent changes that may occur due to new equity grants or further repurchases of common stock under the company’s stock repurchase program.

•	Net domestic units for 2019 are expected to increase by approximately 2%.

•
Domestic RevPAR for the fourth quarter of 2019 is expected to decline between a range of 0% and 2% versus the same period of the prior year. Domestic RevPAR is expected to decline between a range of 0% and 1% for full-year 2019.

•	The domestic effective royalty rate is expected to increase between 9 and 12 basis points for full-year 2019, as compared to full-year 2018.

•	The effective tax rate is expected to be approximately 23% for fourth quarter and 18% for full-year 2019, respectively.

Conference Call
Choice Hotels International will conduct a conference call on Tuesday, November 5, 2019, at 10:00 a.m. Eastern Time to discuss the company’s 2019 third quarter results. The dial-in number to listen to the call domestically is 888-349-0087 and the number for international participants is 412-317-5259. A live webcast will be available on the company’s investor relations website, http://investor.choicehotels.com/, and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,000 hotels, representing nearly 575,000 rooms, in over 40 countries and territories as of September 30, 2019, the Choice® family of hotel brands provide business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions, and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock, future operations, and expected benefits from the Tax Cuts and Jobs Act, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance, or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic, and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; impairments or losses relating to acquired businesses, changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel-development and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measurements
The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, revenues excluding marketing and reservation system activities, adjusted SG&A, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS, and total revenues. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited.

We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude acquisition-related transition and transaction costs, estimated one-time transition taxes on tax legislation enacted into law on December 22, 2017, debt-restructuring costs, federal tax credits related to the rehabilitation and re-use of historic buildings and gains and losses on sale and impairment of assets primarily related to the company’s operations that provide Software as a Service (“SaaS”) technology solutions to vacation-rental management companies and the sale of an equity stake in a joint venture to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, and surplus or deficits generated by marketing and reservation-system activities. We consider adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation-system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Marketing and Reservation System Activities: The company reports revenues, excluding marketing and reservation-system activities. The company is no longer excluding the other non-hotel franchising revenues from these measures because their impact is insignificant on the company’s overall results. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation-system activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Contacts
Scott Oaksmith, Senior Vice President, Finance & Chief Accounting Officer
301-592-6659

Oscar Oliveros, Investor Relations Director
301-628-4360

© 2019 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2019	2018	$	%	2019	2018	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$113,688	$111,009	$2,679	2%	$300,468	$290,926	$9,542	3%
Initial franchise and relicensing fees	6,741	6,262	479	8%	20,223	18,957	1,266	7%
Procurement services	14,814	11,620	3,194	27%	47,590	39,391	8,199	21%
Marketing and reservation system	157,024	152,367	4,657	3%	439,553	416,715	22,838	5%
Owned hotels	8,710	—	8,710	NM	8,710	—	8,710	NM
Other	9,755	10,232	(477)	(5)%	30,192	30,336	(144)	0%
Total revenues	310,732	291,490	19,242	7%	846,736	796,325	50,411	6%

OPERATING EXPENSES

Selling, general and administrative	38,308	38,191	117	0%	124,802	125,325	(523)	0%
Owned hotels	6,014	—	6,014	NM	6,014	—	6,014	NM
Depreciation and amortization	5,568	3,815	1,753	46%	12,589	10,537	2,052	19%
Marketing and reservation system	158,430	138,316	20,114	15%	438,390	394,112	44,278	11%
Total operating expenses	208,320	180,322	27,998	16%	581,795	529,974	51,821	10%

Gain (loss) on sale & impairment of assets, net	8	—	8	NM	(14,934)	82	(15,016)	NM

Operating income	102,420	111,168	(8,748)	(8)%	250,007	266,433	(16,426)	(6)%

OTHER INCOME AND EXPENSES, NET
Interest expense	12,431	11,706	725	6%	34,735	34,720	15	0%
Interest income	(2,220)	(1,966)	(254)	13%	(7,617)	(5,218)	(2,399)	46%
Other (gains) losses	(115)	(972)	857	(88)%	(3,219)	(1,355)	(1,864)	138%
Equity in net (income) loss of affiliates	6,400	(43)	6,443	(14,984)%	9,551	5,358	4,193	78%
Total other income and expenses, net	16,496	8,725	7,771	89%	33,450	33,505	(55)	0%

Income before income taxes	85,924	102,443	(16,519)	(16)%	216,557	232,928	(16,371)	(7)%
Income taxes	9,685	22,484	(12,799)	(57)%	35,848	48,044	(12,196)	(25)%
Net income	$76,239	$79,959	$(3,720)	(5)%	$180,709	$184,884	$(4,175)	(2)%

Basic earnings per share	$1.37	$1.42	$(0.05)	(4)%	$3.25	$3.27	$(0.02)	(1)%

Diluted earnings per share	$1.36	$1.41	$(0.05)	(4)%	$3.23	$3.24	$(0.01)	0%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	September 30,	December 31,
	2019	2018

ASSETS

Cash and cash equivalents	$31,569	$26,642
Accounts receivable, net	171,802	138,018
Other current assets	56,893	79,124
Total current assets	260,264	243,784

Intangible assets, net	279,484	271,188
Goodwill	159,197	168,996
Property and equipment, net	347,343	127,535
Investments in unconsolidated entities	69,190	109,016
Notes receivable, net of allowances	92,995	83,440
Operating lease right-of-use-assets	26,251	—
Investments, employee benefit plans, at fair value	23,489	19,398
Other assets	116,049	115,013

Total assets	$1,374,262	$1,138,370

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$84,512	$73,511
Accrued expenses and other current liabilities	73,680	92,651
Deferred revenue	77,337	67,614
Liability for guest loyalty program	80,268	83,566
Current portion of long-term debt	507	1,097
Total current liabilities	316,304	318,439

Long-term debt	875,843	753,514
Deferred revenue	110,997	110,278
Liability for guest loyalty program	45,882	52,327
Operating lease liabilities	23,768	—
Deferred compensation & retirement plan obligations	28,306	24,212
Other liabilities	29,897	63,372

Total liabilities	1,430,997	1,322,142

Total shareholders' deficit	(56,735)	(183,772)

Total liabilities and shareholders' deficit	$1,374,262	$1,138,370

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended September 30,

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$180,709	$184,884

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,589	10,537
Depreciation and amortization - marketing and reservation system	12,355	14,687
Franchise agreement acquisition cost amortization	7,537	6,662
Impairment of goodwill and long lived assets	15,034	—
Gain on sale of assets, net	(2,181)	(58)
Provision for bad debts, net	5,722	6,279
Non-cash stock compensation and other charges	12,433	11,455
Non-cash interest and other (income) loss	(2,615)	492
Deferred income taxes	3,268	(5,610)
Equity in net losses from unconsolidated joint ventures, less distributions received	12,234	7,122
Franchise agreement acquisition costs, net of reimbursements	(25,592)	(40,554)
Change in working capital & other, net of acquisition	(40,516)	(49,059)

NET CASH PROVIDED BY OPERATING ACTIVITIES	190,977	146,837

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(46,135)	(34,129)
Investment in intangible assets	(3,659)	(1,665)
Business acquisition, net of cash acquired	—	(231,317)
Asset acquisitions, net of cash acquired	(168,954)	(3,179)
Proceeds from sales of assets	10,585	3,053
Proceeds from sale of unconsolidated joint venture	8,937	—
Payment on business disposition, net	(10,783)	—
Contributions to equity method investments	(17,329)	(9,050)
Distributions from equity method investments	9,841	1,429
Purchases of investments, employee benefit plans	(2,748)	(2,441)
Proceeds from sales of investments, employee benefit plans	2,197	2,646
Issuance of notes receivable	(10,767)	(28,876)
Collections of notes receivable	10,491	4,747
Other items, net	(1,842)	(1,065)

NET CASH USED IN INVESTING ACTIVITIES	(220,166)	(299,847)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facilities	97,800	56,400
Proceeds from the issuance of long-term debt	23,863	528
Principal payments on long-term debt	(371)	(477)
Debt issuance costs	(300)	(2,590)
Purchase of treasury stock	(44,770)	(109,266)
Dividends paid	(36,103)	(36,628)
(Payments on) proceeds from transfer of interest in notes receivable	(24,409)	173
Proceeds from exercise of stock options	18,519	41,155

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	34,229	(50,705)

Net change in cash and cash equivalents	5,040	(203,715)
Effect of foreign exchange rate changes on cash and cash equivalents	(113)	(705)
Cash and cash equivalents at beginning of period	26,642	235,336

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31,569	$30,916

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM (1)
(UNAUDITED)

	For the Nine Months Ended September 30, 2019			For the Nine Months Ended September 30, 2018			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$95.95	66.5%	$63.82	$96.34	66.8%	$64.37	(0.4)%	(30)	bps	(0.9)%
Comfort Suites	99.18	71.0%	70.40	99.21	71.0%	70.48	0.0%	—	bps	(0.1)%
Sleep	85.39	66.5%	56.79	85.82	66.6%	57.19	(0.5)%	(10)	bps	(0.7)%
Quality	80.93	61.7%	49.95	81.51	61.7%	50.33	(0.7)%	—	bps	(0.8)%
Clarion	86.54	58.8%	50.91	86.25	59.8%	51.55	0.3%	(100)	bps	(1.2)%
Econo Lodge	64.08	56.2%	36.00	64.25	56.0%	36.00	(0.3)%	20	bps	0.0%
Rodeway	64.28	57.1%	36.70	65.36	58.0%	37.88	(1.7)%	(90)	bps	(3.1)%
WoodSpring(2)	47.34	80.4%	38.08	46.19	80.9%	37.37	2.5%	(50)	bps	1.9%
MainStay	85.61	70.5%	60.35	83.32	71.3%	59.44	2.7%	(80)	bps	1.5%
Suburban	57.75	75.2%	43.44	55.69	76.8%	42.77	3.7%	(160)	bps	1.6%
Cambria Hotels	143.81	73.8%	106.08	146.11	72.3%	105.68	(1.6)%	150	bps	0.4%
Ascend Hotel Collection	127.90	58.6%	74.94	129.21	58.7%	75.79	(1.0)%	(10)	bps	(1.1)%
Total	$82.66	64.6%	$53.36	$82.86	64.8%	$53.65	(0.2)%	(20)	bps	(0.5)%

	For the Three Months Ended September 30, 2019			For the Three Months Ended September 30, 2018			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$100.86	71.6%	$72.26	$101.37	71.8%	$72.74	(0.5)%	(20)	bps	(0.7)%
Comfort Suites	101.31	73.4%	74.37	101.55	73.5%	74.59	(0.2)%	(10)	bps	(0.3)%
Sleep	87.08	69.6%	60.56	87.95	69.6%	61.24	(1.0)%	—	bps	(1.1)%
Quality	85.03	66.2%	56.30	85.61	66.2%	56.66	(0.7)%	—	bps	(0.6)%
Clarion	92.23	63.3%	58.36	90.98	63.9%	58.12	1.4%	(60)	bps	0.4%
Econo Lodge	67.97	60.3%	40.95	68.56	60.2%	41.26	(0.9)%	10	bps	(0.8)%
Rodeway	68.17	61.2%	41.74	69.75	61.9%	43.18	(2.3)%	(70)	bps	(3.3)%
WoodSpring	48.69	81.0%	39.46	46.89	82.6%	38.74	3.8%	(160)	bps	1.9%
MainStay	87.23	73.9%	64.49	86.69	75.1%	65.13	0.6%	(120)	bps	(1.0)%
Suburban	56.85	74.6%	42.40	57.42	78.3%	44.98	(1.0)%	(370)	bps	(5.7)%
Cambria Hotels	144.54	75.9%	109.63	149.48	75.0%	112.06	(3.3)%	90	bps	(2.2)%
Ascend Hotel Collection	135.17	62.4%	84.31	135.93	62.1%	84.35	(0.6)%	30	bps	0.0%
Total	$86.47	68.4%	$59.12	$86.83	68.6%	$59.52	(0.4)%	(20)	bps	(0.7)%

Effective Royalty Rate

	For the Quarter Ended		For the Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018

System-wide(2)	4.84%	4.72%	4.84%	4.73%

(1) Includes United States and Caribbean countries and territories
(2) WoodSpring was acquired on February 1, 2018, however, ADR, Occupancy, RevPAR and effective royalty rate reflect operating performance for the nine months ended September 30, 2018 as if the brand had been acquired on January 1, 2018

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES							Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2019		September 30, 2018		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,053	83,114	1,060	82,998	(7)	116	(0.7)%	0.1%
Comfort Suites	565	43,817	574	44,661	(9)	(844)	(1.6)%	(1.9)%
Sleep	398	28,072	388	27,614	10	458	2.6%	1.7%
Quality	1,670	128,092	1,602	124,271	68	3,821	4.2%	3.1%
Clarion	176	22,113	166	21,641	10	472	6.0%	2.2%
Econo Lodge	815	49,197	824	49,978	(9)	(781)	(1.1)%	(1.6)%
Rodeway	585	34,090	606	34,824	(21)	(734)	(3.5)%	(2.1)%
WoodSpring	266	31,927	247	29,632	19	2,295	7.7%	7.7%
MainStay	72	4,642	62	4,273	10	369	16.1%	8.6%
Suburban	59	6,026	52	5,529	7	497	13.5%	9.0%
Cambria Hotels	47	6,679	39	5,563	8	1,116	20.5%	20.1%
Ascend Hotel Collection	187	15,670	167	14,290	20	1,380	12.0%	9.7%

Domestic Franchises (1)	5,893	453,439	5,787	445,274	106	8,165	1.8%	1.8%
International Franchises	1,181	121,287	1,135	116,106	46	5,181	4.1%	4.5%
Total Franchises	7,074	574,726	6,922	561,380	152	13,346	2.2%	2.4%

(1) Includes United States and Caribbean countries and territories

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES				Exhibit 6
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES, EXCLUDING MARKETING AND RESERVATION ACTIVITIES
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues, Excluding Marketing and Reservation Activities
Total Revenues	$310,732	$291,490	$846,736	$796,325
Adjustments:
Marketing and reservation system revenues	(157,024)	(152,367)	(439,553)	(416,715)
Revenues, excluding marketing and reservation activities	$153,708	$139,123	$407,183	$379,610

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total Selling, General and Administrative Expenses	$38,308	$38,191	$124,802	$125,325
Mark to market adjustments on non-qualified retirement plan investments	(97)	(965)	(3,152)	(1,351)
Acquisition related transition and transaction costs	—	(574)	—	(5,530)
Adjusted Selling, General and Administrative Expenses	$38,211	$36,652	$121,650	$118,444

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$76,239	$79,959	$180,709	$184,884
Income taxes	9,685	22,484	35,848	48,044
Interest expense	12,431	11,706	34,735	34,720
Interest income	(2,220)	(1,966)	(7,617)	(5,218)
Other (gains) losses	(115)	(972)	(3,219)	(1,355)
Equity in net (income) loss of affiliates	6,400	(43)	9,551	5,358
Depreciation and amortization	5,568	3,815	12,589	10,537
Gain (loss) on sale & impairment of assets, net	(8)	—	14,934	(82)
Marketing and reservation system reimbursable (surplus) deficit	1,406	(14,051)	(1,163)	(22,603)
Franchise agreement acquisition costs amortization	1,487	1,165	4,329	3,655
Acquisition related transition and transaction costs	—	574	—	5,530
Mark to market adjustments on non-qualified retirement plan investments	97	965	3,152	1,351
Adjusted EBITDA	$110,970	$103,636	$283,848	$264,821

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$76,239	$79,959	$180,709	$184,884
Adjustments:
Marketing and reservation system reimbursable (surplus) deficit	1,095	(11,071)	(932)	(17,947)
Loss on sale & impairment of assets, net	5,187	—	16,516	(66)
Owned hotels - rehabilitation and re-use of historic buildings federal tax credit	(6,035)	—	(6,035)	—
Debt restructuring costs	—	86	—	86
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	—	874	—	874
Acquisition related transition and transaction costs	—	435	—	4,231
Adjusted Net Income	$76,486	$70,283	$190,258	$172,062

Diluted Earnings Per Share	$1.36	$1.41	$3.23	$3.24
Adjustments:
Marketing and reservation system reimbursable (surplus) deficit	0.02	(0.20)	(0.02)	(0.32)
Loss on sale & impairment of assets, net	0.09	—	0.29	—
Owned hotels - rehabilitation and re-use of historic buildings federal tax credit	(0.10)	—	(0.10)	—
Debt restructuring costs	—	—	—	—
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	—	0.02	—	0.02
Acquisition related transition and transaction costs	—	0.01	—	0.07
Adjusted Diluted Earnings Per Share (EPS)	$1.37	$1.24	$3.40	$3.01

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES	Exhibit 7
SUPPLEMENTAL INFORMATION - 2019 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2019

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)
Midpoint 2019 Guidance

Net income	$210,700
Income taxes	46,200
Interest expense	47,100
Interest income	(9,900)
Other (gains) losses	(3,200)
Depreciation and amortization	20,100
Loss on sale & impairment of assets, net	14,900
Franchise agreement acquisition costs amortization	5,900
Equity in net loss of affiliates	8,700
Marketing and reservation system reimbursable deficit	19,800
Mark to market adjustments on non-qualified retirement plan investments	3,200
Adjusted EBITDA	$363,500

ADJUSTED DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST
(dollar amounts in thousands, except per share amounts)

Midpoint 2019 Guidance

Net income	$210,700
Adjustments
Marketing and reservation system reimbursable deficit	15,860
Loss on sale & impairment of assets, net	16,516
Owned hotels - rehabilitation and re-use of historic buildings federal tax credit	(6,035)
Adjusted Net Income	$237,041

Diluted Earnings Per Share	$3.77
Adjustments:
Marketing and reservation system reimbursable deficit	0.28
Loss on sale & impairment of assets, net	0.30
Owned hotels - rehabilitation and re-use of historic buildings federal tax credit	(0.11)
Adjusted Diluted Earnings Per Share (EPS)	$4.24